Exhibit 6 to
                                                                 Schedule 13D

                             CLOSING AGREEMENT



     CLOSING AGREEMENT (the "Agreement"), dated as of December 30, 1998 between HOST MARRIOTT CORPORATION, a Maryland corporation ("HMC") (as successor by merger to Host Marriott Corporation, a Delaware corporation), HOST MARRIOTT, L.P. (the "Operating Partnership") and the CONTRIBUTORS (as defined below).

                          Preliminary Statement

          A. HMC, the Operating Partnership and the contributors named therein (collectively, the "Contributors")have entered into that certain Contribution Agreement dated as of April 16, 1998 (as the same has been amended from time to time, the "Contribution Agreement"). Capitalized terms used herein without definition shall have the respective meanings set forth in the Contribution Agreement.

          B. The Closing under the Contribution Agreement is occurring on the date of this Agreement.

          C. HMC, the Operating Partnership and Contributors desire to set forth their agreement with respect to the adjustments to the Exchange Amount under the Contribution Agreement and certain other matters to occur on or after the date of this Agreement.

                                Agreement

          Accordingly, the parties hereto agree as follows:

          1. Exchange Amount. The Exchange Amount, payable by HMC Parties pursuant to Section 2.1 of the Contribution Agreement, after application of all adjustments and credits set forth in the Contribution Agreement, is $1,741,731,329. The Adjustments to the Exchange Amount have been calculated by HMC Parties and Contributors as set forth on the Closing Statement attached to this Agreement as Exhibit A (the "Closing Statement").


          2. Adjustments and Credits. (a) The Adjustments set forth on the Closing Statement shall be subject to a final calculation in accordance with Section 12.6 of the Contribution Agreement.

          (b) The Contributors agree that the 1998 real estate tax prorations set forth in the Closing Statement with respect to Swissotel Atlanta, Four Seasons Atlanta and Grand Hyatt Atlanta are based on the tax bills computed using the 1997 assessed values and 1997 tax rates. Notwithstanding anything to the contrary contained in the Contribution Agreement, within 10 business days of the delivery by the Operating Partnership to the Contributors of any supplemental, revised or final 1998 tax bills with respect to those properties that results in additional 1998 taxes being due, the relevant Contributors shall pay to







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the Operating Partnership the amount of such taxes (including any interest and penalties thereon, but excluding interest and penalties which would have not accrued had the Operating Partnership promptly given the relevant Contributors copies of any supplemental, revised or final 1998 tax bills received after the Closing) and the Operating Partnership shall pay such amount directly to the applicable taxing authorities. HMC and the Operating Partnership shall promptly provide copies of all tax bills and/or correspondence received by them or their affiliates after the Closing relating to 1998 real estate taxes. Any refunds received by HMC, the Operating Partnership or any affiliate of HMC and/or the Operating Partnership with respect to 1998 taxes shall belong solely to the relevant Contributors and shall be promptly paid to such Contributors upon receipt.

          3. Designations by Contributors; Delivery of Crestline Shares and OP Units. (a) Contributors hereby designate the Persons set forth on Schedule 7 to the Closing Statement to receive the Units and SLSC common stock to be issued or payable by the HMC Parties at Closing.

          (b) In order to effect the delivery of the SLSC common stock due at the Closing, the Operating Partnership has delivered to Crestline Capital Corporation (for re-delivery to The Bank of New York, as transfer agent), stock certificate no. 5 covering a total of 1,400,000 shares of Crestline Capital Corporation common stock and an irrevocable stock power with respect thereto, thereby transferring such common stock to the designees set forth on Schedule 7.

          (c) The Contributors acknowledge that the Operating
Partnership is delivering 43,871,163 OP Units due at the Closing by executing and delivering the Second Amended and Restated Agreement of Limited Partnership of Host Marriott, L.P. dated as of December 30, 1998 (the "OP Agreement"). Upon determination of the number of additional OP Units due under Section 2.1(b)(iii) of the Contribution Agreement, the Operating Partnership shall execute and deliver an amendment to the OP Agreement evidencing the issuance to the Persons designated on Schedule 7 attached to the Closing Statement of such additional OP Units.

          4. Wiring Instructions. The Cash Amount and portion of the Non-SLSC Amount to be paid to the Contributors at Closing in the aggregate amount of $114,981,670 as shown on the Closing Statement shall be made by wire transfer of immediately available funds to the wiring instructions set forth on Schedule 8 to the Closing Statement. Execution and delivery of this Agreement by the Contributors shall constitute an acknowledgment of the receipt of such funds.

          5. Swissotel 1% Interest. Pursuant to Section 2 of the Second Amendment to the Contribution Agreement dated as of May 18, 1998, the Swissotel Conversion has been made and the Swissotel Consent has been obtained. Therefore, among other things, only 99% of the membership interests in BRE/Swiss L.L.C. are being contributed by the Contributors pursuant to the Contribution Agreement and the Exchange Amount has been reduced in accordance with such Second Amendment to reflect the 1% membership interest as shown on the Closing Statement. Such 1%







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membership interest is being conveyed directly to the Operating
Partnership by Swissotel Holding, Inc. for a cash purchase price pursuant to a separate agreement.

          6. Exchange Amount Allocation. Pursuant to Section 2.1(e) of the Contribution Agreement, the Exchange Amount has been allocated among the Property as set forth on Schedule 2.1(e) to the Contribution Agreement. The parties hereto further agree that the Exchange Amount shall be further allocated to the interests in Land, Improvements, Personal Property, Mortgage Loans and Management Interest by amending
Schedule 2.1(e) by deleting it in its entirety and substituting in its place Schedule 2.1(e) attached hereto. The Cash Amount, Units and other consideration payable pursuant to the Contribution Agreement shall be allocated among the Contributors as set forth on Schedule 7 to the Closing Statement. The Cash Amount and a portion of the Non-SLSC Amount to be received by the Contributors at Closing shall be first allocated to capital expenditures that qualify as "pre-formation expenditures" as set forth in Regulation 1.707-4(d) promulgated under the Code. Contributors and the Operating Partnership agree to file all federal, state and local tax returns consistent with the allocations set forth in this Paragraph.

          7. RTZ Holdings and BRE/Ritz Boston, LLC Assignments. (a) Pursuant to that certain Letter Agreement dated as of December 22, 1998 among Operating Partnership, HMC and the Contributors, RTZ Holdings Inc. ("RTZ") was designated as a Contributor under the Contribution Agreement. RTZ is hereby removed as a Contributor under the Contribution Agreement. In addition to the contributions set forth in the Contribution Agreement, the parties hereto acknowledge and agree that RTZ Management Corp. shall contribute to SLCS all of its right, title and interest in the common stock of RTZ, and, in connection therewith, shall execute and deliver a stock purchase agreement and stock power at the Closing, in forms to be agreed upon.

          (b) In addition to the other transactions under the Contribution Agreement, BRE/Ritz Boston, LLC ("BRE/Ritz") shall execute and deliver to HMC Ritz Management LLC at Closing that certain Assignment and Assumption of Option Agreement dated as of the date hereof between BRE/Ritz and HMC RTZ Management LLC.

          8.   Amendment of Schedules.  Schedule 4.9(b) to the
Contribution Agreement is hereby deleted and replaced with Schedule 4.9(b) attached hereto.

          9.   Amendment to Contribution Agreement Provisions.  (a)
Section 13.13(c) to the Contribution Agreement is hereby amended by deleting the following parenthetical clause in its entirety both times such clause appears in said subsection: "(to the extent such restrictions are identified on Schedule 4.9(a))" and replacing it with the following parenthetical: "(including, without limitation, restrictions contained in an agreement, document or plan identified on Schedule 4.9(b))".

          (b) Section 13.13(c) to the Contribution Agreement is hereby amended by deleting the following parenthetical clause in its entirety:







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"(provided that this provision shall not be deemed to be violated by reason of acquisitions of up to a cumulative total (for all Contributors) of 500,000 Voting Securities of all HMC Parties in excess of the preceding limits)" and substituting therefor the following parenthetical
in its place:   "(provided that this provision shall not be deemed to be
violated by reason of acquisitions of up to a cumulative total (for all Contributors) of 500,000 Voting Securities of all HMC Parties in excess of the preceding limits so long as, but only so long as, such acquisitions are made in compliance with clause (ii) below)".

           10. Transfer Tax Filings and Payments. (a) Pursuant to a Closing Instruction Letter with Commonwealth Title Insurance Company, $2,530,053 is being delivered to Commonwealth Title Insurance Company with instructions to pay the state and local transfer and sales taxes due with respect to Closing in the jurisdictions of Georgia, Pennsylvania, Virginia, Massachusetts and California (or the political subdivisions thereof).

          (b) As set forth on Schedule 6 to the Closing Statement, the Contributors have received a credit in the amount of $2,549,682 on account of New York City Real Property Transfer Taxes and New York State Real Estate Transfer Taxes. Promptly after the Closing, the BREP II Partnerships (as defined in the Second Amendment to Contribution Agreement) will cause Blackstone Real Estate Associates L.P. to pay (I) to the New York City Department of Finance, $4,489,230.59 on account of New York City Real Property Transfer Tax and (ii) to the New York State Department of Taxation and Finance, $684,073.23 on account of New York State Real Estate Transfer Tax, each due in connection with the Closing. The Operating Partnership acknowledges that the credit received by the Contributors on account of the New York transfer taxes is $36,969 less than one-half of the transfer taxes due and the Contributors will therefore receive a credit in the amount of $36,969 for such amount in connection with the final calculation of the Adjustments, unless otherwise agreed between the parties.

          (c) In accordance with Section 5.2 of the Contribution Agreement, the applicable Contributors and the Operating Partnership shall remain responsible and shall promptly pay one-half of any additional real estate transfer and recordation taxes and personal property sales and use taxes, and any interest or penalties thereon, in each case payable with respect to the transactions consummated at the Closing under the Closing Agreement.

          11.  Swiss Hotel New York Letter of Credit.   Reference is
hereby made to that certain Letter of Credit Agreement dated as of December 31, 1997 (the "LC Agreement") between BRE/Swiss L.L.C. ("BRE") and New York Trades Council & Hotel Associates of New York City Pension Fund (the "Fund"), pursuant to which BRE delivered to the Fund a letter of credit, L/C No. P-275612, issued by The Chase Manhattan Bank in the amount of $415,012.30 (the "BRE LC"). HMC and the Operating Partnership acknowledge that they have received from NationsBank a letter of credit in the amount of $415,012.30 (the "Host LC") for the benefit of the Fund. HMC and the Operating Partnership agree that, within 15 days of the date







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hereof,  they shall (i) deliver the Host LC to the Fund under the Letter of Credit Agreement in substitution for the BRE LC, (ii) accept possession of the BRE LC from the Fund, and (iii) deliver the BRE LC to Blackstone Real Estate Advisors L.P. ("Blackstone"). HMC and the Operating Partnership further agree that they shall promptly reimburse Blackstone for all costs and expenses (including reimbursement obligations) Blackstone may incur as a result of a drawing under the BRE LC until such time as the BRE LC is returned to Blackstone.

          12. FF&E Reserves. Pursuant to Section 12.1(b) of the Contribution Agreement, the Operating Partnership shall be entitled to retain the amount of all FF&E Reserves at Closing without any adjustment to the Exchange Amount. The relevant Contributors shall, following the Closing, execute such instruments as the Operating Partnership shall reasonably request to confirm that as of the Closing the Contributors have no further interest in the FF&E Reserves, provided that such instruments do not create any additional cost or liability to the Contributors that is not paid by the Operating Partnership.

          13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          14. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          15. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be an original or telecopy, and all of which together shall constitute a single document. It shall not be necessary that any counterpart be signed by all of the parties hereto.

          16. Amendments. This Agreement may be amended, supplemented or modified only by a writing signed by all of the parties hereto.

          17. Survival of Obligations. Notwithstanding anything to the contrary contained in the Contribution Agreement, the obligations of the parties under this Agreement shall survive the Closing.





















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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date and year first above written.


                          BRE/BURTON WAY L.L.C.

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President


                          BRE/LAFAYETTE INC.

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President


                          BRE/SWISS MANAGEMENT L.L.C.

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President


                          BRE/HT L.L.C.

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President


                          BRE/CAMBRIDGE L.L.C.

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President


















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                          BRE/RESTON L.L.C.

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President


                          BRE/GRAND L.L.C.

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President


                          BRE/AMELIA PARTNERS L.P.

                          By:  BRE/Amelia L.L.C., general partner

                               By:  /s/ William J. Stein
                                    _______________________
                                    William J. Stein
                                    Vice President

                          BRE/AMELIA L.L.C.

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President


                          OLS HOTEL PARTNERS L.P.

                          By:  BRE/Logan Hotel Inc.

                               By:  /s/ William J. Stein
                                    _______________________
                                    William J. Stein
                                    Vice President

                          RTZ MANAGEMENT CORP.

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President


                          BRE/RITZ BOSTON, LLC

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President




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                          BRE/BURLINGAME II L.L.C.

                          By:  /s/ William J. Stein
                               ____________________________
                               William J. Stein
                               Vice President


                          BLACKSTONE REAL ESTATE PARTNERS I L.P.

                          By:  Blackstone Real Estate Associates L.P.

                               By:  BREA L.L.C.

                                    By:  /s/ William J. Stein
                                         ______________________
                                         William J. Stein
                                         Vice President


                          BLACKSTONE REAL ESTATE PARTNERS TWO L.P.

                          By:  Blackstone Real Estate Associates L.P.

                               By:  BREA L.L.C.

                                    By:  /s/ William J. Stein
                                         ______________________
                                         William J. Stein
                                         Vice President






























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                          BLACKSTONE REAL ESTATE PARTNERS THREE L.P.

                          By:  Blackstone Real Estate Associates L.P.

                               By:  BREA L.L.C.

                                    By:  /s/ William J. Stein
                                         ______________________
                                         William J. Stein
                                         Vice President


                          BLACKSTONE REAL ESTATE PARTNERS IV L.P.

                          By:  Blackstone Real Estate Associates L.P.

                               By:  BREA L.L.C.

                                    By:  /s/ William J. Stein
                                         ______________________
                                         William J. Stein
                                         Vice President


                          BLACKSTONE RE CAPITAL PARTNERS L.P.

                          By:  Blackstone Real Estate Associates L.P.

                               By:  BREA L.L.C.

                                    By:  /s/ William J. Stein
                                         ______________________
                                         William J. Stein
                                         Vice President


                          BLACKSTONE RE CAPITAL PARTNERS II L.P.

                          By:  Blackstone Real Estate Associates L.P.

                               By:  BREA L.L.C.

                                    By:  /s/ William J. Stein
                                         ______________________
                                         William J. Stein
                                         Vice President


                          BLACKSTONE RE OFFSHORE CAPITAL PARTNERS L.P.

                          By:  Blackstone Real Estate Associates L.P.

                               By:  BREA L.L.C.

                                    By:  /s/ William J. Stein
                                         ______________________
                                         William J. Stein
                                         Vice President


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                          BLACKSTONE REAL ESTATE HOLDINGS L.P.
                          By:  BREA L.L.C.

                               By:  /s/ William J. Stein
                                    ______________________
                                    William J. Stein
                                    Vice President


                          BLACKSTONE REAL ESTATE PARTNERS II L.P.

                          By:  Blackstone Real Estate Associates II L.P.

                               By:  Blackstone Real Estate Management
                                    Associates II L.P.

                                    By:  BREA II L.L.C.

                                         By:  /s/ William J. Stein
                                              ______________________
                                              William J. Stein
                                              Vice President



                          BLACKSTONE REAL ESTATE PARTNERS II.TE.1 L.P.

                          By:  Blackstone Real Estate Associates II L.P.

                               By:  Blackstone Real Estate Management
                                    Associates II L.P.

                                    By:  BREA II L.L.C.

                                         By:  /s/ William J. Stein
                                              ______________________
                                              William J. Stein
                                              Vice President






















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                          BLACKSTONE REAL ESTATE PARTNERS II.TE.2 L.P.

                          By:  Blackstone Real Estate Associates II L.P.

                               By:  Blackstone Real Estate Management
                                    Associates II L.P.

                                    By:  BREA II L.L.C.

                                         By:  /s/ William J. Stein
                                              ______________________
                                              William J. Stein
                                              Vice President


                          BLACKSTONE REAL ESTATE PARTNERS II.TE.3
                          L.P.

                          By:  Blackstone Real Estate Associates II L.P.

                               By:  Blackstone Real Estate Management
                                    Associates II L.P.

                                    By:  BREA II L.L.C.

                                         By:  /s/ William J. Stein
                                              ______________________
                                              William J. Stein
                                              Vice President































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                          BLACKSTONE REAL ESTATE PARTNERS II.TE.4
                          L.P.

                          By:  Blackstone Real Estate Associates II L.P.

                               By:  Blackstone Real Estate Management
                                    Associates II L.P.

                                    By:  BREA II L.L.C.

                                         By:  /s/ William J. Stein
                                              ______________________
                                              William J. Stein
                                              Vice President


                          BLACKSTONE REAL ESTATE HOLDINGS II L.P.

                          By:  Blackstone Real Estate Management
                               Associates II L.P.

                               By:  BREA II L.L.C.

                                    By:  /s/ William J. Stein
                                         ______________________
                                         William J. Stein
                                         Vice President


                          RTZ HOLDINGS INC.

                          By:  /s/ William J. Stein
                               _____________________
                               William J. Stein
                               Vice President

























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                               HT-BURLINGAME LIMITED PARTNERSHIP

                               By:  HT-Burlingame, Inc.

                                    By:  /s/ Peter Connolly
                                         _______________________
                                         Name:  Peter Connolly
                                         Title: Vice President


                               H-OP, LLC

                               By: /s/ Peter Connolly
                                   _______________________
                                   Name:  Peter Connolly
                                   Title: Vice President


                               HE-HM, LLC

                               By: /s/ Peter Connolly
                                   _______________________
                                   Name:  Peter Connolly
                                   Title: Vice President




































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                               HOST MARRIOTT CORPORATION

                               By: /s/ James Risoleo
                                   _______________________
                                   Name:  James Risoleo
                                   Title: Authorized Signatory


                               HOST MARRIOTT, L.P.

                               By:  Host Marriott Corporation

                                    By: /s/ James Risoleo
                                        _______________________
                                        Name:  James Risoleo
                                        Title: Authorized Signatory












































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     Indemnification with respect to Lender Releases. HMC, the Operating
Partnership and the Contributors acknowledge that, as of the Closing, HMC and the Operating Partnership had not obtained releases (the "Required Releases") from the lenders of the Third Party Loans for the Four Seasons Philadelphia hotel (the "Specified Third Party Loans") as required pursuant to Section 7.2(h) of the Contribution Agreement. In accordance with Section 7.2(h) of the Contribution Agreement, the Operating Partnership hereby agrees that it shall indemnify and hold harmless the Contributors and their affiliates, partners, members, officers, directors and employees (the "Indemnitees") from any and all liability, loss, cost and expense (including reasonable attorneys fees) that the Indemnitees may incur in connection with the Specified Third Party Loans from and after the date hereof until such time as the required releases are obtained.














































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